Exhibit 5.2

May 18, 2026

Compugen Ltd.
26 Harokmim Street
Building D
Holon 5885849
Israel

Ladies and Gentlemen:

We have acted as special U.S. counsel to Compugen Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a Registration Statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses, (i) a base prospectus (the “Base Prospectus”), and (ii) a sales agreement prospectus (the “ATM Prospectus”) covering up to $100,000,000 of Ordinary Shares (as defined below) that may be sold under the sales agreement, dated January 31, 2023, between the Company and Leerink Partners LLC (such agreement, the “Sales Agreement,” and such shares, the “ATM Shares”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), and the ATM Prospectus, will provide for the registration by the Company of the sale of the following securities:

•	ordinary shares, par value NIS0.01 per share, of the Company (the “Ordinary Shares”);

•
debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.2 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

•	warrants for the purchase of Ordinary Shares, in one or more series (the “Warrants”);

•	rights to purchase any other securities of the Company (“Rights”);

•	units comprised of one or more of the other securities of the Company (the “Units”); and

•	the ATM Shares

The Debt Securities plus any additional Debt Securities that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

Compugen Ltd. May 18, 2026 Page Two

In connection with this opinion, we have examined and relied upon such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

We have assumed the legal capacity of all natural persons; the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

We are not hereby rendering any opinion with respect to any Ordinary Shares issuable upon the conversion or exercise, as applicable, of any Debt Securities, any Warrants, any Rights or any securities that are components of Units. We note that the Company is incorporated under the laws of the State of Israel and that our opinion is limited to the laws of the State of New York. We have assumed that the Company is validly existing under the laws of the State of Israel; that the Company has the corporate power to enter into and perform its obligations under the Debt Securities and the Indenture in accordance with their terms and has duly authorized, executed and delivered the Debt Securities and the Indenture in accordance with its organizational documents and the laws of the State of Israel; that any Ordinary Shares issued upon conversion of the Debt Securities will be duly authorized, validly issued, fully paid and nonassessable; and that the execution, delivery and performance by the Company of its obligations under the Debt Securities and the Indenture do not and will not violate the laws of the State of Israel or any other applicable laws (excepting from such assumption the laws of the State of New York). We have also assumed that any Debt Securities offered under the Registration Statement, and the related Indenture will be executed in the form filed as an exhibit to the Registration Statement. We have also assumed that with respect to any securities being issued upon conversion of any convertible Debt Securities, the applicable convertible Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Our opinion herein is expressed solely with respect to the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, in reliance thereon and subject to the assumption, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

Compugen Ltd. May 18, 2026 Page Three

With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that; (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture has been duly executed and delivered by the Company and the Trustee; (iv) the terms of the Debt Securities and their issuance and sale, including as to any Ordinary Shares to be issued on the conversion thereof, have been duly authorized by the Company by all necessary corporate action; (v) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (vi) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative articles of association (the “Articles of Association”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants or Rights or settlement of Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated.  This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

Cooley LLP

By:   /s/ Daniel I. Goldberg
Daniel I. Goldberg